Exhibit 32.1

Section 1350 Certification

In connection with the Quarterly Report on Form 10-Q, as amended, of Omega Commercial Finance Corporation (the "Company") for the quarter ended June 30, 2014 as filed with the Securities and Exchange Commission (the "Report"), the undersigned Todd Buxton, Chief Executive Officer and Jon S. Cummings, IV, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

1.  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 17, 2015	/s/ Todd Buxton
Todd Buxton Chief Executive Officer

Date: August 17, 2015	/s/ Jon S. Cummings, IV
Jon S. Cummings, IV Chief Financial Officer (principal financial and accounting officer)